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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2001 Stock Option Plan of Neurocrine Biosciences, Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

San Diego, California
March 15, 2001